EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

     Unless noted as a Texas corporation, all subsidiaries are formed under local law.


    DASYTEC USA, Incorporated, a New Hampshire corporation
    Hyperception, Inc.
    measX GmbH
    measX GmbH & Co., Kg
    National Instruments Australia Corporation, a Texas corporation
    National Instruments Belgium N.V., Belgium
    National Instruments Brazil, Brazil
    National Instruments Canada Corporation, a Texas corporation
    National Instruments China Corporation, a Texas corporation
    National Instruments (Czech Republic) s.r.o., Czech Republic
    National Instruments Corporation (UK) Limited, United Kingdom
    National Instruments de Mexico, S.A. de C.V., Mexico
    National Instruments de Mexico Servicios, S.A. de C.V., Mexico
    National Instruments Engineering GmbH, Germany
    National Instruments Engineering GmbH & Co. KG, Germany
    National Instruments Europe Corporation, a Texas corporation
    National Instruments Europe Software and Hardware Manufacturing Limited Liability Company Kft., Hungary
    National Instruments Finland Oy, Finland
    National Instruments France Corporation, a Texas corporation
    National Instruments Germany GmbH, Germany
    National Instruments Gesellschaft m.b.H., Salzburg, Austria
    National Instruments Hellas Measurement and Automation Systems, E.P.E.,
    Greece
    National Instruments Hong Kong Limited, Hong Kong
    National Instruments Hungary Trading Limited Liability Company
    National Instruments (Ireland) Limited, Ireland
    National Instruments Ireland Resources Limited
    National Instruments Instrumentacija, avtomatizacija in upravljanje procesov d.o.o., Slovenija
    National Instruments International Holdings B.V., Netherlands
    National Instruments Israel Ltd., Israel
    National Instruments Italy s.r.l., Italy
    National Instruments Japan Kabushiki Kaisha, Japan
    National Instruments (Korea) Corporation, Korea
    National Instruments Netherlands B.V., Netherlands
    National Instruments New Zealand Limited, New Zealand
    National Instruments Poland Sp.Zo.o, Poland
    National Instruments Portugal Unipessoal Lda, Portugal
    National Instruments Russia Corporation, a Texas corporation
    National Instruments Scandinavia Corporation, a Texas corporation
    National Instruments Services B.V., Netherlands
    National Instruments Singapore (PTE) Ltd., Singapore
    National Instruments Spain, S.L., Spain
    National Instruments Sweden A.B., Sweden
    National Instruments Switzerland Corporation, a Texas corporation
    National Instruments Taiwan Corporation, a Texas corporation
    National Instruments Thailand Ltd.
    NICEC, Inc.
    NI Hungary Software and Hardware Manufacturing Limited Liability Company
    NI Solutions (Proprietary) Limited, South Africa
    NI Systems (India) Private Limited, India
    N.I. Export (Barbados) Ltd.
    Shanghai NI Instruments LTD, China
    Virtual Instruments SDN BHD, Malaysia
    Washington Holding and Finance B.V.